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                                                                     EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of January 25, 2000 by and between Iteris, Inc., a Delaware corporation (the "Company"), and DaimlerChrysler Venture GmbH (the "Holder").

                                    RECITALS

     A. The Company has agreed to issue a Subordinated Convertible Note, dated of even date herewith (the "Note"), to the Holder that shall automatically convert into shares of Common Stock of the Company upon certain events described in the Note.

     B. In connection with the issuance of the Note, the Company and the Holder desire to enter into this Agreement whereby the Holder will be granted the rights herein.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions and releases contained herein, the Company and the Holder hereby agree as follows:

     1. Registration Rights. The Company hereby grants to the Holder the registration rights set forth in this Section 1, with respect to the Registrable Shares (as defined below) owned by the Holder. The Company and the Holder agree that the registration rights provided herein set forth the sole and entire agreement on the subject matter between the Company and the Holder.

          1.1  Definitions.  As used in this Section 1:
               (a) The term "Holder" means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with
Section 1.9 hereof.

               (b) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               (c) The term "Registrable Shares" means and includes (i) the shares of Common Stock of the Company issued or issuable upon conversion of the Note and (ii) any Common Stock of the Company issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under Section 1 are not assigned and any Registrable Shares which may be sold under Rule 144(k) of the Securities Act, or any successor rule thereto.

               (d) The term "Securities Act" means the Securities Act of 1933, as amended.

               (e) The term "Public Offering" means and includes the closing of an underwritten public offering by the Company of shares of its Common Stock pursuant to an effective
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registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 thereof (or any successor thereto) or to an employee benefit plan of the Company, which results in aggregate proceeds to the Company of at least $10 million.

               (f) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

          1.2  "Piggy Back" Registration.

               (a) If the Company shall determine to register under the Securities Act any of its Common Stock (other than a registration relating solely to the sale of securities pursuant to a merger or acquisition transaction or to participants in a Company employee benefit plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares, a registration in which the only Common Stock being registered is common stock issuable upon conversion of debt securities which are also being registered or a registration relating to the Company's initial Public Offering), the Company shall (i) promptly give the Holder written notice of such registration in accordance with Section 3.5; and (ii) use its commercially reasonable best efforts to include in such registration statement all or any part of the Registrable Shares that the Holder requests to be registered as specified in a written request made by the Holder and received by the Company within 10 days after the written notice from the Company described in clause (i) above is mailed by the Company.

               (b) Notwithstanding any other provision of this Section 1.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting, or may exclude Registrable Shares entirely from such registration and underwriting subject to the terms of this Section 1.2. In such event, the Company shall so advise the Holder of securities requesting registration, and the number of shares of such securities, including Registrable Shares, that may be included in the registration and underwriting shall be allocated in the following manner: first, all shares requested to be included in such registration by other stockholders pursuant to demand registration rights granted to such persons or by the Company pursuant to a registration initiated by the Company, and second, all shares requested to be included by the Holder and other stockholders having piggyback registration rights, pro rata based on the number of shares that each such person is entitled to request registration. For purposes of the preceding apportionment, for any selling stockholder who is a holder of Registrable Shares and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.3 Registration on Form S-3. In case the Company shall receive a written request or requests from the Holder that the Company effect a registration on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission) and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by the Holder, the Company will:

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

               (a) as soon as practicable, use its commercially reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Holder's Registrable Shares as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.3: (1) if Form S-3 is not available for such offering by the Holder; (2) if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 180 days after receipt of the request of the Holder under this Section 1.3; provided, however, that the Company shall not utilize this right more than twice in any twelve month period; (3) if such Form S-3 Registration covers an offering of less than $2,000,000 of Registrable Shares; (4) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations of Form S-3 for the Holder pursuant to this Section 1.3; (5) if the Company has already affected four registrations on Form S-3 for the Holder pursuant to this Section 1.3; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder.

          1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its commercially reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for a period of up to 9 months or until the distribution contemplated in the Registration Statement has been completed, provided, however, that (i) such 9 month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 9 month period shall be extended, if necessary, to keep the registration statement effective until the earlier to occur of (A) 18 months following the effectiveness of the registration statement, or (B) all such Registrable Shares are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

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               (b)  Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

               (c) Furnish to the Holder such copies of each preliminary and final prospectus, and such other documents as the Holder may reasonably request to facilitate the disposition of Registrable Shares owned by the Holder.

               (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement.

               (f) Notify the Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

               (i) Use its commercially reasonable best efforts to furnish, at the request of the Holder requesting registration of Registrable Shares pursuant to this Section 1, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

                    (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder; and

                    (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering,

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addressed to the underwriters, if any, and to the Holder; provided that the applicable professional accounting rules and regulations permit such a letter to be delivered.

               (j) Permit the Holder or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

               (k) Furnish the Holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission (the "SEC") in connection with any such offering unless confidential treatment of such information has been requested of the SEC.

          1.5 Information by the Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Shares of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Shares.

          1.6  Indemnification.

               (a) Indemnification of Holder. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by law, the Company will indemnify and hold harmless the Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls the Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or other federal or state law or at common law or otherwise, and, except as hereinafter provided, will reimburse the Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or final prospectus contained therein (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 1.6(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by the Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to

                                       5
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the Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel. The Company shall not be liable to indemnify any person under this Section 1.6(a) for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 1.6(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

               (b) Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by law, the Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Holder, expressly for use therein; provided, however, that the Holder's obligations hereunder shall be limited to an amount equal to the proceeds to the Holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the Holder of Registrable Shares, the Company will notify the Holder of Registrable Shares in writing of the commencement thereof, and the Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of the Holder would be inappropriate due to conflicts of interest between any such person and any

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other party represented by such counsel in such proceeding or action, in which case the Holder shall pay, as incurred, the fees and expenses of such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify the Holder of Registrable Shares pursuant to Section 1.6, the Company shall have the right to assume the defense of such action, subject to the right of the Holder to participate therein as permitted by Section 1.6. The Holder shall not be liable to indemnify any person for any settlement of any such action effected without the Holder's consent (which consent shall not be unreasonably withheld). The Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

               (c)  Contribution. If the indemnification provided for in Section
1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          1.7 Exchange Act Registration. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) use its commercially reasonable best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such reasonable action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holder to utilize Form S-3 for the sale of their Registrable Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file on a timely basis with the SEC all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's common stock;

               (d) furnish to the Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) any other reports and documents that the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such Registrable Shares without registration.

          1.8 Expenses. In the case of a registration under Sections 1.2 or 1.3 the Company shall bear all costs and expenses in connection with registrations, filings or qualifications pursuant to each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees and "blue sky" fees and expenses (including reasonable fees and disbursements of counsel for the Company in its capacity as counsel to the Holder hereunder; provided, however, if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one special counsel for the Holder selected by Holder); provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the underwriter's commissions or discounts or stock transfer taxes attributable to the Registrable Shares being offered and sold by the Holder of Registrable Shares, or (ii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Holder.

          1.9 Transfer of Registration Rights. The registration rights of the Holder of Registrable Shares under this Agreement may be transferred to any transferee provided (a) that the transferee receives all of the Registrable Shares held by the Holder; (b) the transferee is bound by the terms of this Agreement; and (c) the Company is given prompt written notice of such transfer. Notwithstanding the foregoing, the registration rights of the Holder under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

          1.10 Market Stand-Off Agreement. Provided that the Holder is treated equally and all officers and directors of the Company are also so bound, the Holder shall, to the extent requested by the Company or any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the "Stand-Off Period") equal to 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such shorter period as the Company or managing underwriter may authorize) or 120 days in the case of secondary offerings, except for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of the Holder until the end of the Stand-Off Period.

     Notwithstanding the foregoing, the obligations described in this Section
1.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

          1.11 Termination of Registration Rights. The obligations of the Company to register any Holder's Registrable Shares pursuant to this Section 1 shall terminate on the earlier of

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(i) five years after the Company's first underwritten public offering, or (ii)
with respect to any Holder of registration rights, at such time as all Registrable Shares of the Holder may be sold within a three month period pursuant to Rule 144 or (iii) at such time as the Holder holds Registrable Shares constituting less than one percent of the outstanding voting stock of the Company.

     2.   Miscellaneous

          2.1 Assignability. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto. Nothing in this Agreement express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          2.3 Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder of a majority of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares, and the Company.

          2.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          2.5 Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be in writing, shall be effective upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows:

If to Holder, to:                             Alexander Nediger
                                              DaimlerChrysler Venture GmbH
                                              ___________________________
                                              ___________________________

     with a copy to:                          Klaus Burmeister
                                              Baker & MacKenzie
                                              ___________________________
                                              ___________________________

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If to the Company, to:                    Jack Johnson
                                          Iteris, Inc.
                                          1515 S. Mancester Avenue
                                          Anaheim, CA 92802
                                          Fax:  (714) 780-7857

     with a copy to:                      K.C. Schaaf, Esq.
                                          Stradling Yocca Carlson & Rauth
                                          660 Newport Center Drive, Suite 1600
                                          Newport Beach, CA  92660
                                          Fax:  (949) 725-4100

          Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

          2.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.8 Aggregation of Stock. All Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         ITERIS, INC.

                         By:  /s/ Jack Johnson
                              --------------------------------------
                              Jack Johnson, President

                         "HOLDER"

                         DAIMLERCHRYSLER VENTURE GMBH

                         By:  /s/ Dr. Marianne Tumpen
                              --------------------------------------
                              Dr. Marianne Tumpen, Managing Director


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